Exhibit 10.1

Xinda Investment Agreement on 300,000-ton of Bio-Composite Project and Additive Manufacturing Used Composites (3D Printing Materials) Project
Party A: Shunqing Government, Nanchong City

Party B: Sichuan Xinda Enterprise Group Company Limited

For the purpose of making full use of their respective advantages and promoting mutual development, and based on the principle of equality, mutual benefit and co-development, and through friendly negotiations, based on the facts that Party A , Party B and Nanchong Government have entered into Xinda Strategic Investment Agreement 300,000-ton of Bio-Composite Project and Additive Manufacturing Used Composites (3D Printing Materials) Project ("The Strategic Investment Agreement") and Xinda Supplemental Agreement on 300,000-ton of Bio-Composite Project and Additive Manufacturing Used Composites (3D Printing Materials) Project (" The Supplemental Agreement") on December 12, 2016, Party A completed 300,000 tons land acquisition and listing, Party B completed the land delisting per the process and entered into a Land Use Right Transfer Agreement on March 13, 2017. With the fulfilled conditions to officially launch the construction project, both parties shall agree on Party B and /or Party B's affiliate company's (Party B's affiliate company refers to Party B's controlling company "Xinda CI (Beijing) Investment Holdings Co., Ltd.") establishment of a manufacturing enterprise with independent legal personality in the Party A's Yinghua Industrial Zone in the construction of 300,000-ton Bio-Composite Project and Additive Manufacturing Used Composites (3D Printing Materials) and related matters, and conclude this Agreement (Hereinafter referred to as "the Agreement"), subject to all the necessary and sufficient rights and powers to sign this Agreement and to fulfill all the obligations set forth in this Agreement.

Article 1.  Project Description

Party B and / or Party B's Affiliate Company intends to invest in the 300,000-ton bi-composite project and additive manufacturing used composites (3D printing materials) project in Yinghua Industrial Zone of Party A. The project information is as follows:

1. 300,000-ton Bio-Composite project ("Biological Project")

1.1 Name of the Project: Xinda 300,000-ton Bio-Composite Project

1.2 Project Location: Nanchong Shunqing Yinghua Industrial Zone

1.3 Project Land: about 215 acres (1 acre =0.0667 hectares), subject to the actually granted land surface.

1.4 Project description: Project description: This project should be a national encouraged high-tech industry project. Construction of 45 full-automatic production lines, 5 Pilot production lines (the main equipment is imported advanced equipment or custom equipment, the others are advanced equipment in both international and domestic industry) and accessory facilities. Plot volume ratio ≥1.0. (The specific construction plan of the project content is subject to the formal approval of the relevant departments and Party A is responsible for assisting Party B to handle relevant procedures).

1.5 Investment: the total investment shall be RMB 2,200,000,000 (unless otherwise stated, the currency in this Agreement, which includes attachments and other ancillary agreements, refers to "RMB"), including the fixed assets investment of not less than RMB 1,750,000,000.

1.6 Construction Commence Time: : immediately after the land delivery and satisfaction of the Party B or its Designated Party's (in this Agreement, Party B's "Designated Party" means a manufacturing enterprise with independent legal personality established by Party B and / or Party B affiliated company in Shunqing, Nanchong City) agreed conditions, no later than March 30, 2017.

1.7 Construction period: the construction period shall be completed in one phase (including the installation, commissioning and putting into production of the equipment). Construction launched after completing construction of dynamic compaction, from March 30, 2017 to October 30, 2018, if the construction delay is caused by the delay of the land dynamic compaction or non-Party B and its Designated Party, the construction period shall be extended for the corresponding period.

1.8 Completion Acceptance of Project: Upon completion of the project on schedule, Party A shall ensure that the acceptance is completed within three months from the date of completion (except for reasons of Party A).

2. Additive Manufacturing Used Composites (3D Printing Materials) Project ("3D Project")

2.1 Name of the Project: Additive Manufacturing Used Composites (3D Printing Materials) Project

2.2 Project Location: Nanchong Shunqing Yinghua Industrial Zone

2.3 Project Land: the project land shall be about 37.5 acres (1 acre =0.0667 hectares), subject to the actually granted land surface.

2.4 Project description: construction of an additive manufacturing used composites (3D printing materials) project. Introduction of world-leading wire and powder production lines, realize the annual production capacity of 100 tons and above 3D printing used composite material with full operation.

2.5 Investment: the total investment shall be RMB 300,000,000, including the fixed assets investment of not less than RMB 250,000,000.

2.6 Land capacity rate ≥1.0. (the specific construction plan of the project content is subject to the formal approval of the relevant departments and Party A is responsible for assisting Party B to handle relevant procedures)

2.7 Construction Commence Time: immediately after the land delivery and satisfaction of the Party B or its Designated Party's agreed conditions.

2.8 Construction period: The construction period shall be completed in one phase (including equipment installation, commissioning and putting into production of the equipment). Construction launched after completing construction of dynamic compaction, from March 30, 2017 to December 30, 2018, if the construction delay is caused by the delay of land dynamic compaction or non-Party B and its Designated Party,, the construction period should be extended for the corresponding period.

2.9 Final Acceptance of the Project： Upon completion of the project on schedule, Party A shall ensure that the acceptance is completed within three months from the date of completion (except for reasons of Party A).

Article 2.  Project Land

1. Location: The land under the Land Rights Transfer Contract that Party B has signed is located in Nanchong Shunqing Yinghua Industrial Zone.

2. Land use: industrial land

3. Land use rights period: 50 years

4. Land Granting Conditions: Party A shall ensure the supplied land in line with the park planning elevation standards (with the surrounding road elevation), to the construction of temporary roads, water, electricity to the construction site red line. With regard to the requirements of "seven pass and one leveling", the facilities such as water, sewer, electricity, telecommunications, gas, broadband, cable TV and other facilities are required to be allocated to the plots according to the planning approval department, the roads remain smooth and municipal facilities shall be completed when putting into operation.

5. The land grant fee shall be paid in one installment in accordance with "Contract for State-Owned Construction Land Use Right Assignment". The taxes arising from the land transaction process shall be borne by the relevant parties following the national standards. The above-mentioned land transfer fee is the full price paid by Party B or its Designated Party for land use rights (to avoid further questions, in addition to above-mentioned land transfer fee, Party B or Designated Party is not responsible for additional cost of the land including but not limited to land acquisition compensation expenses, demolition compensation expenses, related ancillary facilities costs, etc.

6. The project land shall be used for construction of the bio-composite material, additive manufacturing used Composites (3D Printing) manufacturing base contemplated hereunder, subject to the approved land purpose and construction requirements. Party B shall conduct manufacturing activities pursuant to this Agreement after the project is constructed and put into operation, and shall not, change the business scope or the land purpose without the approval of relevant government department.

Article 3. Rights and Obligations of Party A

1. Land Supply

Party A shall ensure there is no any defect in the land under this Agreement (including but not limited to the seizure, demolition dispute, ownership dispute, mortgage or any other right).

2. Preferential Policy

2.1 Tax policies.

     Party A shall allow Party B's "Bio project" and "3D project" hereunder to enjoy the tax preferential treatment in accordance with the provisions of national laws and regulations. And the tax department shall provide quality services to Party B in accordance with service standards.
     Land use tax is imposed in accordance with the Opinion of Nanchong People's Government on Further Regulating the Preferential Policies for Investment Promotion in Industrial Zone (Nanfufa (2012)No. 75).

2.2 Charges and fees policies.
Party A shall allow the project hereunder to enjoy the relevant charges and fees policies in accordance with the Opinion of Nanchong People's Government on Further Regulating the Preferential Policies for Investment Promotion in Industrial Zone (Nanfufa (2012)No. 75) to ensure administrative fees of municipal and district levels are free. Business fee is charged with the minimum current charging standards approved by the price department. The installation and use of water, electricity and gas facilities fees shall be charged in accordance with the minimum standards approved by the provincial and municipal price departments.

3. Project Services

3.1 Party A shall assist Party B to classify this Project as a key project at national and provincial level, set up project coordination group according to  major investment projects, and assist Party B or its Designated Party to provide, at the cost of Party B, the full service in the course of procedure handling and project construction, helping deal with the related issues in project construction, production, operation and sales process to ensure that the interests of Party B or its Designated Party in the project under this agreement are fully implemented and implemented in a timely manner. The matters to be handled by Party A's project coordination group should include, but not limited to:

3.1.1 Project approval procedures;

3.1.2 Party B shall submit the application for the establishment of the Designated Party and obtain approval from the Commercial Department;

3.1.3 Party B shall submit the application for the establishment of the Designated Party and obtain business license and the organization code certificate;

3.1.4 Party B's Designated Party shall obtain the tax registration, foreign exchange registration, open a foreign exchange account, and complete customs filing and related equipment import procedures;

3.1.5 Party B shall obtain the construction license, including but not limited to land use right certificate, land use approval, environmental impact assessment procedures, construction land planning permits, construction planning permits, construction permits, inspection procedures and deed.

3.1.6 Party B shall prepare the relevant procedures for the production process after the completion of the project, including but not limited to safe production procedures, sewage, discharge permits.

3.2 Party A shall facilitate and arrange on a timely basis nursery-enrollment and schooling for Party B's employees' children in the public education institution of Party A and waive the school selecting fees.

3.3 Party A shall assist Party B and its Designated Party to obtain the key project supporting funds at the national and provincial level.

3.4 After the normal operation, Party A shall assist Party B's 3D Project to obtain the Nanchong People's Government's preferential policies on supporting the new material industry.

3.5 Party A shall assist Party B in handling the relationship with competent authorities and the surrounding towns, villages and farmers, dealing with disputes and maintaining the normal production order of Party B.

4. Construction Conditions
Party A undertakes to provide necessary temporary power, water and access to construction site during the construction period according to the land grant notice.

5. Protection of Rights and Interests

Party A shall protect according to laws the personal, property safety and other rights and interests of Party B and its staff. During the period of land use, any project land, or any projects, constructions or equipment related to the Agreement shall not be forcibly levied or confiscated (except for force majeure and major national policy adjustments.)

6. Performance Supervision

Party A shall have the right to supervise the performance by Party B from time to time.

Article 4.  Rights and Obligations of Party B

1. Design Approval and Construction
After being granted the project land hereunder, Party B shall prepare the construction design (provided that the layout shall be submitted to Party A) and engage qualified construction staff for the project. All the documents related to the construction, design and builder qualification shall be approved by or registered with the competent authorities of Party A.
The overall construction site design, planning and design program and working plan shall be subject to the approval procedure after being reviewed by Party A.

2. Talent Introduction
Party B shall establish an industry technology research institute in Nanchong manufacturing site, which shall be mainly composed of personnel with doctor degree and supplemented by personnel with master degree. After establishment of such research institute, Party B shall have at least 500 senior and medium level management personnel and R&D personnel in Nanchong base.

3. Performance Bond

Party B shall pay Party A a performance bond of RMB 10 million to Party A within 30 working days after the signing of this Agreement. Party A shall be responsible for one-time return (no interest rate) within 30 working days after Party B has completed and put into operation on schedule and accepted by Party A If Party B requests the refund and Party A fails to return the performance bond within the time limit stipulated in this Article, the overdue payment shall be paid in 0.2‰ of the performance bond.

4. Construction Progress

Party B or the Designated Party shall obtain the project land according to laws and shall complete the construction and put into operation at the time agreed upon by the agreement.

5. Investment Intensity

The project shall be a national encouraged high-tech industry project and Party B shall commit to the fixed asset investment of not less than RMB 2,000,000,000, capacity rate≥1.0.

6. Establishment of Enterprise and Tax payment

6.1 Establishment of an enterprise. Party B undertakes to establish a manufacturing enterprise by Party B and/ or Party B's affiliated companies with independent legal personality in Shunqing, Nanchong, and carries out registration procedure and engages in the construction, operation, manufacturing, exportation and domestic distribution activities as an independent legal person for the purpose of the project hereunder, in order to ensure the tax payment for the above procedures to be levied in Shunqing District.

6.2 Tax. Party B undertakes that the project shall be put into production in 2019 as scheduled and fully productional in 2020 and shall realize an annual sales income of not less than RMB 5,000,000,000, and annual overall tax payment of not less than RMB 100,000,000 (except in case of force majeure event or other reasons as a result of Party B or its Designated Party, the "Tax Payment" in this Agreement is calculated by the taxable income before enjoying the relevant preferential policies).

7. Environment Protection

Party B shall conduct the construction project under this Agreement in compliance with the national standards concerning waste water, exhaust gas, noise, and solid waste emissions for corresponding functional zones. Party B or Party B's Designated Party shall solely be responsible for waste disposal and ensure that the "Three Wastes" emission shall be compliant and carry out the prevention and control of water loss and soil erosion. Party A shall assist this procedure.

8. Security Guarantee

Party B shall implement the "security assessment" based on the "Three Simultaneities" system and carry out the high-quality construction and safety production and shall be fully liable for any quality or security incidents. Party A shall assist in dealing with the above incidents.

9. Labor

Party B shall undertake to recruit any non-technical workers in priority from the local labor market under the same conditions.

10. Coordination

Party A shall be entitled to supervise Party B in its construction and Party B shall have the obligation to submit to Party A any construction or performance materials and statements as required by Party A.

Article 5. Breach of contract

1. Any party who violates this Agreement shall bear the liability for breaching contract and compensates other party the losses; if both parties breach the contract, each shall bear the corresponding responsibilities.

2. Failure to grant land. Party A shall, in accordance with the provisions of this agreement, grant the land on time. Party B shall have the right terminate the agreement, and Party A shall return the payment (including but not limited to: the land transfer price, etc.) paid by Party B and its Designated Party and pay the interest of all the above sums to Party B or its Designated Party at the bank loan interest rate at the same time, if Party A delays to deliver the land beyond 180 days or Party B fails to construct 30 days after receipt of the notice on Party A's admission to construct(except for force majeure),or Party A fails to list the land by May 30, 2017.

3. Payment default. Party B or its Designated Party shall pay the land use right transfer price on time, in accordance with the "Contract for State-Owned Construction Land Use Right Assignment". Party A shall have the right to terminate the agreement and take back the land use right according to the relevant provisions and shall not return the payment paid by Party B and its Designated Party (including but not limited to: performance bond, land transfer price, etc.), if Party B or its Designated Party is postponed to pay for more than 180 days, and the buildings on the ground shall be demolished by Party B or its designated parties free of charge and shall not be compensated, unless otherwise agreed by both parties.

4. Construction Delay. After the project land satisfies the Party B or Party B's Designated Party' construction conditions, Party B or Party B's Designated Party shall start construction on time on the date as stipulated in this Agreement. Party A has the right to terminate the agreement and take back the land use right free of charge and shall not return the payment paid by Party B and its Designated Party (including but not limited to project performance bond, land transfer price, etc.) that Party B and its Designated Party have paid, if Party B or its Designated Party is postponed to commence for more than 60 days.

5. Termination of the project. Party A shall have the right to terminate the agreement and to take back the land use right free of charge and shall not return the payment (including but not limited to the project performance bond, land transfer price, etc.) paid by Party B and its Designated Party, and the buildings and structures that have been built underground and on the ground shall be demolished by Party B or its Designated Party free of charge and shall not be compensated, if Party B terminates the construction of the project for its own reasons, submit to Party A the termination of the implementation of this agreement and apply for the return of land, or Party B has caused the project construction period to exceed the agreed period of this Agreement for 2 months due to its own reasons.

6. The investment intensity of the fixed assets of the project fails to meet the agreement. After Party B is fully completed and put into production, Party A shall entrust the professional evaluation institution to evaluate the investment intensity of the fixed assets of the project. If Party B failed to reach the agreement, Party A shall notify Party B in writing .If Party B fails to complete the rectification or rectification does not meet the agreement within 6 months from the date of written notice ,Party B shall bear the liability for breach of contract; when completion of fixed assets investment of less than 70% (excluding 70%), Party A has the right to terminate this agreement, not to return Party B the project performance bond, and is free of charge to take back the land use rights under this agreement. Party B or its Designated Party shall pay Party A a liquidated damages equivalent to the difference between the actual investment amount and the agreed investment amount within one month. Party A shall also require Party B or its Designated Party to demolish the building and structures underground and on the ground and restore the site and the buildings and structures that have been built within the scope of the parcel are not compensated; When completion of fixed assets investment of 70% but less than 100%, Party A shall not refund the project performance bond paid by Party B, and Party B or its Designated Party shall pay Party A the liquidated damages equivalent to the difference between the actual investment amount and the agreed investment amount within one month and continue to invest to make up the investment difference.

7. Comprehensive tax fails to meet the agreement. If Party B's annual comprehensive tax does not meet the agreement, Party B or its Designated Party should pay Party A liquidated damages within first three 3 months of the next year. The amount of liquidated damages for the agreement shall be a comprehensive tax minus Party B and its Designated Party's actual comprehensive tax. If Party B fails to perform this Agreement and causes the relevant comprehensive tax to fail to reach the agreed terms (affirmedby Party A), Party B and its Designated Party shall be exempted from any force majeure due to national policy or significant influence of the economic environment.

8. Stop or change the scope of production and operation of the project. If Party B or the Designated Party, due to the reasons other than exemptions or Party A's failure to perform this Agreement, ceases the production and operation of the project or changes the scope of production and operation of the project without authorization, Party A shall notify Party B or the Designated Party within a limited period of time to complete the rectification, such as a written notice notifying that if Party B cannot complete the rectification within one month from the date, Party A has the right to terminate this agreement, not to return Party B the project performance bond and take back the land use right under this Agreement free of charge, and Party B or its Designated Party shall demolish the building and structures underground and on the ground and restore the site and the buildings and structures that have been built within the scope of the parcel are not compensated. For the avoidance of doubt, Party B or its Designated Party shall not be liable for breach of contract if Party B or its Designated Party ceases the production and operation of the project or changes the scope of production and operation of the project due to exemptions or Party A's failure to perform this Agreement; If it is necessary to change, it shall be determined by both, and Party A shall provide positive assistance and cooperation for the change of Party B or its Designated Party.

9. Exemptions

In the event that the occurrence of major changes in national laws and regulations, or force majeure events due to earthquakes, typhoons, floods, fires, wars, and other unforeseen events that cannot be prevented or avoided by their occurrence and consequences (collectively referred to as "exemptions" ) causes the result that the performance of this Agreement is directly affected or the performance of the Agreement cannot be fulfilled, the party having the above exemptions shall inform the other party within 7 working days and shall provide a valid supporting document containing the details of the exemptions and the reasons for the inability to perform or requirement of deferred fulfillment in whole or in part of this Agreement within 5 working days from the date of the notification. The parties shall, within 2 months after the occurrence of the exemption, negotiate whether to terminate this Agreement or exempt from the performance of the agreement within the scope of the exemptions or extend the time limit for the execution of the agreement. If both parties agree to terminate this agreement, both parties shall not bear the liability for breach of contract, the relevant matters to be negotiated.

Article 6.  Co-Responsibility

6.1 Confidentiality. Unless otherwise required by laws, government or stock exchanges, each Party shall strictly keep confidential the content of this Agreement and all the information or materials of the other Parties obtained in the performance of this Agreement and shall not disclose or provide to any other persons without the prior written notice of the other Parties, or use such information or materials for any purpose other than those provided herein.

6.2 Good Faith. This Agreement shall be binding upon all the Parties upon execution. Each Party shall perform its obligations hereunder based on the principle of "honoring contract and having good faith".

6.3 Both parties shall have the necessary rights and have acquired all necessary authorizations to sign and perform this Agreement. The obligations under this Agreement are binding and enforceable in accordance with the law.

6.4 Party A shall agree, that Party B and/ or Party B affiliated companies, after severally or jointly completing the establishment procedures on setting up a legal manufacturing entity in Shunqing District, Nanchong City, shall be entitled to assign all the rights and obligations under this Agreement to the manufacturing entity ("Party B's Designated Party" under this Agreement) and Party A shall coordinate with it and issue or sign any necessary documents or procedures, provided that Party B shall bear joint and several liabilities to the performance of its Designated Party.

Article 7.  Other Provisions

1. This Agreement shall be legally binding on both parties to Party B and shall be subject to the terms of this Agreement and shall be subject to the terms of this Agreement if there is any conflict between the terms of this Agreement and the terms of the Strategic Investment Agreement,
Supplemental Agreement and other documents signed before this Agreement, Subject to the terms of this Agreement.

2. The matters not covered by this Agreement shall be negotiated by the parties and signed in writing.

3. The establishment, signing, validity, interpretation and performance of this Agreement shall be governed by the laws of the People's Republic of China. All disputes relating to this Agreement shall be settled in consultation with each other and in a friendly manner. If the negotiation fails, either party shall bring a lawsuit to the People 's Court with jurisdiction over Party A' s location.

4. The validity, legality, or enforceability of the rest of this Agreement shall not be affected or compromised in any way if any one, multiple, or partial agreement of this Agreement is determined to be invalid, unlawful or unenforceable by law.

The parties shall, in good faith, seek to replace those invalid, unlawful or unenforceable agreements with the maximum permissible and effective agreement between the parties and the expectations of the parties, and the economic effects arising from such effective agreement shall be as effective as those legitimate or non-enforceable agreements.

5. This Agreement shall come into effect upon execution by the legal/authorized representative of each Party with the common seal affixed thereto.

6. This Agreement is executed in eight counterparts and each Party shall keep four copies.

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(Signature page to Xinda Strategic Investment Agreement on 300,000-ton Bio-Composite Project and Additive Manufacturing Used Composites (3D Printing Materials) Project)

IN WITNESS HEREOF, the following two Parties have signed the Agreement:

    Party A: Shunqing Government, Nanchong City (Seal)
    Signed by Legal Representative or Authorized
     Representative: 　　　　 (signature)

     Party B: Sichuan Xinda Enterprise Group Co. Ltd. (Seal)
    Signed by Legal Representative or Authorized
     Representative: 　　　　 (signature)
Date of execution: 03/17/2017